Exhibit 99.4
REVOCABLE PROXY
HOME FEDERAL BANCORP, INC. OF LOUISIANA
☑	Please Mark Votes As in This Example
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON __________ __, 2010 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned hereby appoints the Board of Directors of Home Federal Bancorp, Inc. of Louisiana (“Home Federal Bancorp”), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Home Federal Bancorp held of record by the undersigned on October 29, 2010 at the Annual Meeting of Stockholders to be held at ______________________, located at _______________________, _____________________, Louisiana on _____ day, ________, ___, 2010, at __:00 p.m., Central time, or at any adjournment thereof.
1. Approval a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, among other things, Home Federal Bancorp, Inc. of Louisiana, a newly formed Louisiana corporation (the “New Holding Company”), will offer for sale shares of its common stock, and shares of common stock of Home Federal Bancorp currently held by public stockholders will be exchanged for shares of common stock of the NEW Holding Company upon the conversion of Home Federal Mutual Holding Company, Home Federal Bank and Home Federal Bancorp from the mutual holding company structure to the stock holding company form.
☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN
2. The following Information Proposals:
2A. Approval of a provision in the Articles of Incorporation of the New Holding Company providing for the authorized capital stock of 40,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 8,000,000 shares of common stock and 2,000,000 shares of preferred stock in the charter of Alliance Bancorp.
☐ FOR                           ☐ AGAINST                          ☐ ABSTAIN
2B. Approval of a provision in the Articles of Incorporation of the New Holding Company requiring a super-majority shareholder approval of amendments to certain provisions in the Articles of Incorporation and Bylaws of the New Holding Company.
☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN
2C. Approval of a provision in the Articles of Incorporation of the New Holding Company to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of the New Holding Company.
☐ FOR                         ☐ AGAINST                          ☐ ABSTAIN
3. ELECTION of three directors for a three year term and on e director for a two year term.
☐ FOR                          ☐ WITHHOLD                                ☐ FOR ALL EXCEPT

NOMINEES for three year term expiring in 2013:	Walter T. Colquitt III, Daniel R. Herndon and Scott D. Lawrence

NOMINEE for two year term expiring in 2012:	Timothy W. Wilhite

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
________________________________
4. PROPOSAL to ratify the appointment of LaPorte Sehrt Romig & Hand as Home Federal Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2011.
☐ FOR                         ☐ AGAINST                          ☐ ABSTAIN
5. Adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the Annual Meeting to approve the Plan of Conversion and Reorganization.
☐ FOR                         ☐ AGAINST                          ☐ ABSTAIN
     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
     The Board of Directors recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization, “FOR” the Informational Proposals and “FOR” the adjournment of the Annual Meeting, if necessary, to solicit additional proxies.
     THE SHARES OF COMMON STOCK OF HOME FEDERAL BANCORP, INC. OF LOUISIANA WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, FOR EACH OF THE INFORMATIONAL PROPOSALS, FOR THE PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Home Federal Bancorp, Inc. of Louisiana called for ________ __, 2010, the accompanying Proxy Statement/Prospectus prior to the signing of this proxy.

Please be sure to date this Proxy and sign in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

▲     Detach above card, sign, date and mail in postage paid envelope provided.    ▲
HOME FEDERAL BANCORP, INC. OF LOUISIANA

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.
PLEASE ACT PROMPTLY
MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.